Exhibit 21.1


                           Subsidiaries of Registrant

                            MAXM Systems Corporation

                        Boole & Babbage Europe (Ireland)

                Boole & Babbage Australasia Pty Ltd. (Australia)

                          Boole & Babbage a.s. (Norway)

                    Joint Systems & Technology, Inc. (Japan)

                        Boole & Babbage Europe (Portugal)

                            MAXM Systems Limited (UK)

                       MAXM Systems Corporation of Canada



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